Exhibit 99.1

ViroPharma Incorporated Contacts:

Robert A. Doody
Manager, Investor Relations
Phone (610) 321-6290

Kristina M. Broadbelt (for media)
Assistant Director, PR & Advocacy
Phone (610) 321- 2358

Jason Tuthill (for Lev Shareholders)
Director, Investor Relations
Lev Pharmaceuticals
Phone (212) 850- 9120

VIROPHARMA AND LEV RECEIVE HART-SCOTT-RODINO CLEARANCE FROM THE FEDERAL TRADE COMMISSION

EXTON, Pa., September 3, 2008 -- ViroPharma Incorporated (Nasdaq: VPHM) and Lev Pharmaceuticals, Inc. (OTCBB: LEVP) today announced that the waiting period required under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act has expired in connection with ViroPharma’s proposed acquisition of Lev Pharmaceuticals.

Completion of the transaction, expected by the end of 2008, is subject to satisfaction of other customary closing conditions, including approval of the stockholders of Lev.

About ViroPharma Incorporated
ViroPharma Incorporated is a biopharmaceutical company dedicated to the development and commercialization of products that address serious diseases treated by physician specialists and in hospital settings. ViroPharma commercializes Vancocin®, approved for oral administration for treatment of antibiotic-associated pseudomembranous colitis caused by Clostridium difficile and enterocolitis caused by Staphylococcus aureus, including methicillin-resistant strains (for prescribing information, please download the package insert at http://www.viropharma.com/Products.aspx). ViroPharma currently focuses its drug development activities in diseases including cytomegalovirus (CMV) and C. difficile. For more information on ViroPharma, visit the company's website at www.viropharma.com.

About Lev Pharmaceuticals, Inc.
Lev is a biopharmaceutical company focused on developing and commercializing therapeutic products for the treatment of inflammatory diseases. Lev's lead product candidate, Cinryze™ (C1 inhibitor (human)), is being developed as a replacement therapy for hereditary angioedema (HAE), also known as C1 inhibitor deficiency. Additionally, Lev is in the process of prioritizing its C1 inhibitor development platform for the treatment of selective other diseases and disorders in which inflammation is known or believed to play an underlying role.

Forward-Looking Statements
Information set forth in this press release contains forward-looking statements, which involve a number of risks and uncertainties. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving ViroPharma and Lev, including, among others, future financial and operating results, cost savings, enhanced revenues, ViroPharma’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: disruption from the transaction making it more difficult for ViroPharma and Lev to maintain relationships with customers, employees or suppliers; risks related to when and whether the proposed acquisition will be consummated, including whether due to the failure of Lev stockholders to approve the transaction or otherwise; the risk that the cost savings and any other synergies anticipated from the transaction may not be fully realized or may take longer to realize than expected; the risk that revenues following the merger will be lower than expected; competition and its effect on pricing, spending, third-party relationships and revenues; new information arising out of clinical trial results; the risk that the safety and/or efficacy results of existing clinical trials for Cinryze™ will not support approval for a biologics license; the risk that the FDA will approve a product other than Cinryze™; for which a biologics license has been applied; the risk that the safety and/or efficacy of the two companies’ other products and technologies will not support FDA approval of those products or technologies; the risk that the FDA may require Lev, or after the merger, ViroPharma, to conduct additional clinical trials for Cinryze™; the risk that the FDA may interpret data differently than Lev, or after the merger, ViroPharma, or require more data or a more rigorous analysis of data than expected with respect to Cinryze™; obtaining regulatory approval to market Cinryze™; market acceptance of Cinryze™; maintaining the orphan drug status associated with Cinryze™; changes in reimbursement policies or rates for the two companies’ products or future products; the impact of current, pending or future legislation, regulation and legal actions in the United States and elsewhere affecting the pharmaceutical and healthcare industries; currency fluctuations in the two companies’ primary markets or potential markets; the dependence on third parties to develop and commercialize select product candidates or to provide significant assistance with the development and commercialization of product candidates; the reliance on third party manufacturers; the ability of ViroPharma and Lev to successfully protect and enforce their respective intellectual property rights; the timing and costs and expenses associated with compliance with regulatory requirements; and general economic conditions.. These factors, and other factors, including, but not limited to those described in ViroPharma’s filings with the Securities and Exchange Commission, could cause future results to differ materially from the expectations expressed in this press release. The forward-looking statements contained in this press release may become outdated over time. ViroPharma does not assume any responsibility for updating any forward-looking statements.

Additional Information about this Transaction
In connection with the proposed merger, ViroPharma has filed with the SEC a Registration Statement on Form S-4 that includes a proxy statement of Lev and also constitutes a prospectus of ViroPharma. Lev will mail the proxy statement/prospectus to its stockholders. ViroPharma and Lev urge investors and security holders to read the proxy statement/prospectus regarding the proposed merger when it becomes available because it will contain important information.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from ViroPharma’s website (www.viropharma.com) under the tab “Investors” and then under the item “SEC Filings”. You may also obtain these documents, free of charge, from Lev’s website (www.levpharma.com) under the tab “Investor Relations” and then under the heading “SEC Filings.”

Proxy Solicitation
ViroPharma, Lev and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Lev stockholders in favor of the merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Lev stockholders in connection with the proposed merger will be set forth in the proxy statement/prospectus when it is filed with the SEC. You can find information about ViroPharma’s executive officers and directors in its definitive proxy statement filed with the SEC on April 11, 2008. You can find information about Lev’s executive officers and directors in definitive proxy statement filed with the SEC on April 16, 2008. You can obtain free copies of these documents from ViroPharma and Lev using the contact information above.

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